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                                                                    EXHIBIT 23.2

                              ZELLER WEISS & KAHN
                          Certified Public Accountants
                               1084 Route 22 West
                         Mountainside, New Jersey 07092

The Board of Directors
Compost America Holding Company, Inc.
320 Grand Avenue
Englewood, New Jersey 07631

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

ZELLER WEISS & KAHN
Mountainside, New Jersey
December 11, 1996